Bryn Mawr Bank Corporation

FOR RELEASE:	IMMEDIATELY

FOR MORE INFORMATION CONTACT:	Ted Peters, Chairman 610-581-4800 or 610-525-2531 (evening) J. Duncan Smith, CFO 610-526-2466 or 610-306-8489 (evening)

Bryn Mawr Bank Corporation Reports a 37.5% Increase in Third Quarter

Earnings Per Share

BRYN MAWR, Pa. October 20, 2005—Bryn Mawr Bank Corporation, (NASDAQ): BMTC), (the “Corporation”), parent of The Bryn Mawr Trust Company (the “Bank”), announced third quarter 2005 diluted earnings per share of $0.33, an increase of $0.09 or 37.5% compared to $0.24 in the same period last year. Net income for the third quarter of 2005 was $2.876 million, an increase of 36.4% or $767 thousand, compared to $2.109 million in last year’s third quarter. “The combination of rising short term interest rates and the strong growth of revenue in our Wealth Management group have resulted in an excellent quarter for the Corporation,” commented Chairman and CEO, Ted Peters.

Return on average equity (ROE) and return on average assets (ROA) for the quarter ended September 30, 2005, were 15.35% and 1.65%, respectively. ROE was 12.20% and ROA was 1.27% for the same period last year. The major factor contributing to the increase in earnings for the third quarter of 2005 compared to the same period last year was a 53 basis point or 11.8% increase in the Corporation’s net interest margin to 5.01% from 4.48% in the same period last year. Net interest income for the three months ended September 30, 2005, increased $1.232 million or 18.1% to $8.046 million from $6.814 million in the same period last year, as the Corporation’s asset sensitive loan portfolio continued to benefit from a series of Federal Reserve interest rate increases. Also contributing to the improvement in earnings was a $482 thousand or 19.4% increase in Wealth Management revenue.

On a year-to-date basis, diluted earnings per share were $0.97, an increase of $0.14 or 16.9%, compared with $0.83 in the same period last year. Net income for the nine months ended September 30, 2005, was $8.466 million, an increase of 16.6% or $1.208 million, compared to $7.258 million in the same period last year. ROE and ROA for the first nine months of 2005 were 15.58% and 1.66%, respectively. ROE was 14.31% and ROA was 1.52% for the same period last year.

The major factor contributing to the increase in earnings for the first nine months of the year compared to the same period last year was a 41 basis point or 9.0% increase in the Corporation’s net interest margin to 4.95% from 4.54%. Net interest income for the nine months ended September 30, 2005, increased $3.324 million or 16.8% to $23.056 million from $19.732 million in the same period last year. Additionally, fees for Wealth Management services increased 10.3% or $804 thousand to $8.593 million versus $7.789 million, partially offsetting declines in residential mortgage related revenues.

In the first nine months of 2004, the Corporation sold mortgage-servicing rights (“MSRs”) that contributed $572 thousand to after tax income and increased diluted earnings per share $0.06. There were no sales of MSRs in the first nine months of 2005. Net income and diluted earnings per share for the first nine months of 2004, excluding the after tax impact of the MSRs sale, would have been $6.686 million and $0.76 per share, respectively. Excluding the impact of the MSRs sale, 2005 nine month net income increased $1.780 million or 26.6% and diluted earnings per share increased $0.21 or 27.6% over the same period last year. (See accompanying reconcilement of GAAP net income and diluted earnings per share to net income and diluted earnings per share that exclude the MSRs sale).

Total loans increased $40.7 million or 7.4% to $591.5 million from $550.8 million over the past 12 months and average loans for the third quarter of 2005 increased $10.5 million or 1.8% to $588.7 million compared to $578.2 million in the second quarter of 2005. However, loan totals at September 30, 2005 are $2.5 million or 0.4% lower than June 30, 2005, due to increased liquidity by various commercial loan clients resulting in pay-downs of commercial loan totals, partially offset by increases in adjustable rate residential mortgages. The Corporation’s asset quality remains strong as non-performing loans as a percent of total loans was 0.05% at September 30, 2005. The Corporation continues to focus its new business development efforts on loans to small to mid-size companies.

Total deposits grew $22.7 million or 3.9% over the past 12 months to $604.7 million at September 30, 2005 from $582.0 million at September 30, 2004. Total deposits declined $713 thousand from June 30, 2005 due to seasonality and higher non-interest bearing balances at the end of the second quarter. Average deposits for the third quarter of 2005 increased $9.3 million or 1.6% to $603.3 million compared to $594.0 million in the second quarter of 2005. Chairman Ted Peters stated “Bryn Mawr Trust anticipates continued expansion of the retail banking footprint with controlled de novo expansion in the suburban Philadelphia market. Our two recently opened retail branch locations in Exton and Newtown Square are gaining market share and performing better than projected.”

Non-interest income for the third quarter of 2005 was $4.725 million, an increase of $465 thousand or 10.9% compared with $4.260 million in the same period last year. Fees for Wealth Management services grew $482 thousand or 19.4% to $2.972 million in the third quarter of 2005 from $2.490 million in same period last year. New business development efforts and estate settlement fees, partially offset by soft market conditions contributed to these results. Wealth assets under management and administration increased $304 million or 16.0% to $2.205 billion at September 30, 2005, compared to $1.901 billion at June 30, 2005. The increase in assets under management and administration is partly a result of a business acquisition by a significant client. Partially offsetting this increase were reduced fees from residential mortgage related activities and lower service charges on deposit accounts.

Non-interest expense for the third quarter of 2005 increased $459 thousand or 5.9% to $8.187 million compared to $7.728 million for the same period last year. Increased incentive compensation and employee benefit costs were the primary contributors to this increase, along with additional operating expenses related to the opening of the Exton branch in March, 2005. Partially offsetting the increases were reductions in advertising, amortization of mortgage servicing rights and professional fees.

Non-interest income for the nine months ended September 30, 2005, excluding the $1.145 million gain on MSR sales in 2004, decreased $669 thousand or 4.6% to $13.859 million from $14.528 million in the same period last year. Non-interest income was negatively impacted by the slow down in residential mortgage activity, especially in the refinance market. Residential mortgage originations declined 10.3% or $17.9 million in the first nine months of 2005 to $156.5 million from $174.4 million in the same period last year, while residential mortgage loans sold declined $21.4 million or 17.2% to $102.8 million from $124.2 million over the same time period. Non-interest income was also impacted by a $197 thousand or 14.1% decrease in service charges on deposit accounts reflecting the impact of higher earnings credits on commercial checking accounts and the industry trend toward “free” checking. Partially offsetting this decrease was an increase of $804 thousand or 10.3% in fees for Wealth Management services over the same time period.

Non-interest expense for the nine months ended September 30, 2005, excluding $266 thousand of expenses related to the sale of the MSRs, decreased $109 thousand or 0.5% to $23.435 million when compared to $23.544 million in the same period last year. The decrease is a combination of many factors including reduced mortgage related salary and benefit costs, offset by increased medical benefit costs, staff merit raises and incentive compensation. Also contributing are reduced professional fees and amortization of mortgage servicing rights, partially offset by increases in occupancy and furniture and fixtures related to the new Exton branch and technology-related expenses.

In other business, the Corporation’s Board of Directors declared a regular quarterly dividend of $0.11 per share, payable December 1, 2005, to shareholders of record as of October 31, 2005.

This release contains certain forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words believe, expect, anticipate, intend, plan, estimate or words of similar meaning. Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors, many of which are beyond the Corporation’s control could cause actual conditions, events or results to differ significantly from those described in the forward looking statements. Forward-looking statements speak only as of the date they are made. The Corporation does not undertake to update forward-looking statements.

This release contains financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). The Corporation’s Management uses these non-GAAP measures in its analysis of the Corporation’s performance. These non-GAAP measures consist of adjusting net income determined in accordance with GAAP to exclude the effects of the sale of MSRs in the first nine months of 2004. Management believes that the presentation excluding the impact of the sale of MSRs in the first nine months of 2004 provides useful supplementation information essential to the proper understanding of the operating results of the Corporation’s core business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures, which may be presented by other companies.

The accompanying financial statements are an integral part of this press release.

# # # #

Reconciliation of Non-GAAP Information

Nine Month Period Ended September 30,

(dollars in thousands except per share data)

	Non-interest income		Change		Non-interest expense		Change
	2005	2004	$	%	2005	2004	$	%
As reported	$13,859	$15,673	($1,814)	(11.6%)	$23,435	$23,810	$(375)	(1.6%)
MSRs sale income	—	1,145	(1,145)	—	—
MSRs sale expenses	—	—	—	—	—	266	(266)	—

Adjusted for sale	$13,859	$14,528	($669)	(4.6%)	$23,435	$23,544	$(109)	(0.5%)

	Net Income		Change		Diluted earnings per share		Change
	2005	2004	$	%	2005	2004	$	%
As reported	$8,466	$7,258	$1,208	16.6%	$0.97	$0.83	$0.14	16.9%
After tax effect of MSRs sale[1]	—	($572)	$572	—	—	(0.07)	0.07	—

Adjusted for sale	$8,466	$6,686	$1,780	26.6%	$0.97	$0.76	$0.21	27.6%

1 MSRs gain was calculated as follows:

Revenues of $1,145,000, direct expenses of $266,000

and allocated income taxes of $307,000 netting to $572,000.

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data

(Dollars in thousands, except per share data)

September 30, 2005

(unaudited)

	For The Three Months Ended
For the period:	Sept 30, 2005	June 30, 2005	Mar 31, 2005	Dec 31, 2004	Sept 30, 2004
Interest income	$9,834	$9,186	$8,671	$8,328	$7,969
Interest expense	1,788	1,544	1,303	1,232	1,155

Net interest income	8,046	7,642	7,368	7,096	6,814
Provision for loan losses	209	193	187	338	187

Net interest income after provision for loan losses	7,837	7,449	7,181	6,758	6,627

Fees for wealth management services	2,972	2,967	2,654	2,513	2,490
Loan servicing and late fees	321	339	339	360	361
Service charges on deposits	408	398	395	429	444
Net gain on sale of loans	456	464	458	352	495
Net gain on sale of mortgage servicing rights	—	—	—	—	(1)
Other operating income	568	552	568	467	471

Noninterest income	4,725	4,720	4,414	4,121	4,260

Salaries and wages	4,414	3,758	3,507	3,702	3,635
Employee benefits	998	936	1,141	1,022	1,069
Occupancy and bank premises	564	581	556	539	531
Furniture fixtures and equipment	488	498	460	475	427
Advertising	195	312	176	173	264
Amortization of mortgage servicing rights	115	210	189	193	152
Professional fees	318	295	303	614	477
Other expenses	1,095	1,274	1,052	1,097	1,173

Noninterest expense	8,187	7,864	7,384	7,815	7,728

Income before income taxes	4,375	4,305	4,211	3,064	3,159
Income tax expense	1,499	1,517	1,409	977	1,050

Net income	$2,876	$2,788	$2,802	$2,087	$2,109

Per share data:
Weighted average shares outstanding	8,555,037	8,549,675	8,591,622	8,596,888	8,595,229
Dilutive potential common shares	165,691	124,265	162,643	153,372	161,383

Adjusted weighted average shares	8,720,728	8,673,940	8,754,265	8,750,260	8,756,612

Earnings per common share	$0.34	$0.33	$0.33	$0.24	$0.25
Diluted earnings per common share	$0.33	$0.32	$0.32	$0.24	$0.24
Dividend declared per share	$0.11	$0.10	$0.10	$0.10	$0.10

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data

(Dollars in thousands, except per share data)

September 30, 2005

(unaudited)

			Reconcilation of Non-GAAP Information
	For The Nine Months Ended		Sale of MSRs and Related Expenses	Without Sale of MSRs
For the period:	Sept 30, 2005	Sept 30, 2004	Sept 30, 2004	Sept 30, 2004
Interest income	$27,691	$23,053	—	$23,053
Interest expense	4,635	3,321	—	3,321

Net interest income	23,056	19,732	—	19,732
Provision for loan losses	589	562	—	562

Net interest income after provision for loan losses	22,467	19,170	—	19,170

Fees for wealth management services	8,593	7,789	—	7,789
Loan servicing and late fees	999	1,272	—	1,272
Service charges on deposits	1,201	1,398	—	1,398
Net gain on sale of loans	1,378	2,568	—	2,568
Net gain on sale of mortgage servicing rights	—	1,145	1,145	—
Other operating income	1,688	1,501	—	1,501

Noninterest income	13,859	15,673	1,145	14,528

Salaries and wages	11,678	11,310	76	11,234
Employee benefits	3,076	3,276	—	3,276
Occupancy and bank premises	1,701	1,622	—	1,622
Furniture fixtures and equipment	1,446	1,310	—	1,310
Advertising	683	705	—	705
Amortization of mortgage servicing rights	513	646	—	646
Professional fees	917	1,185	89	1,096
Other expenses	3,421	3,756	101	3,655

Noninterest expense	23,435	23,810	266	23,544

Income before income taxes	12,891	11,033	879	10,154
Income tax expense	4,425	3,775	307	3,468

Net income	$8,466	$7,258	$572	$6,686

Per share data:
Weighted average shares outstanding	8,565,311	8,614,631	8,614,631	8,614,631
Dilutive potential common shares	153,224	176,834	176,834	176,834

Adjusted weighted average shares	8,718,535	8,791,465	8,791,465	8,791,465

Earnings per common share	$0.99	$0.84	$0.07	$0.78
Diluted earnings per common share	$0.97	$0.83	$0.07	$0.76
Dividend declared per share	$0.31	$0.30

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data

(Dollars in thousands, except

per share data and ratios)

September 30, 2005

(unaudited)

For the period:	2005 3Q	2005 2Q	2005 1Q	2004 4Q	2004 3Q
Asset Quality Data
Nonaccrual loans	$273	678	1,432	1,353	1,373
90 + days past due loans	—	—	92	22	13

Nonperforming loans	273	678	1,524	1,375	1,386
OREO	—	210	591	357	475

Nonperforming assets	$273	888	2,115	1,732	1,861

Allowance for loan losses	$7,392	7,252	7,125	6,927	6,860
Allowance for loan losses / loans	1.25%	1.22%	1.27%	1.23%	1.25%
Allowance for loan losses / nonperforming loans	2,708%	817%	337%	400%	369%
Nonperforming loans / loans	0.05%	0.15%	0.38%	0.31%	0.34%
Nonperforming assets / assets	0.04%	0.13%	0.32%	0.25%	0.28%
Net loan charge-offs	69	66	(11)	271	292
Net loan charge-offs (annualized)/ average loans	0.05%	0.05%	(0.01%)	0.20%	0.22%

	2005 3Q	2005 2Q	2005 1Q	2004 4Q	2004 3Q
Selected ratios (annualized):
Return on average assets	1.65%	1.65%	1.70%	1.25%	1.27%
Return on average shareholders’ equity	15.35%	15.47%	15.94%	11.83%	12.20%
Yield on earning assets	6.13%	5.94%	5.76%	5.45%	5.24%
Cost of interest bearing funds	1.57%	1.37%	1.19%	1.10%	1.04%
Net interest margin	5.01%	4.94%	4.89%	4.64%	4.48%
Leverage ratio	10.76%	10.63%	10.65%	10.59%	10.42%
Book value per share	$8.86	8.63	8.40	8.29	8.15
Tangible book value per share	$8.86	8.63	8.40	8.29	8.15

Selected data:
Mortgage loans originated	$67,701	49,830	38,978	33,818	36,793
Mortgage loans sold—servicing retained	$11,016	9,972	13,787	8,345	18,631
Mortgage loans sold—servicing released	$27,598	16,817	20,209	12,338	11,374
Mortgage loans serviced for others	$438,183	465,780	489,882	507,421	528,533
Assets under management / administration	$2,205,380	1,900,928	1,919,493	1,938,195	1,829,167

		2005 Year- to-date		2004 Year-to-date
Selected ratios (annualized):
Return on average assets		1.66%		1.52%
Return on average shareholders’ equity		15.58%		14.31%
Yield on earning assets		5.95%		5.31%
Cost of interest bearing funds		1.38%		1.08%
Net interest margin		4.95%		4.54%
Mortgage loans originated		$156,510		174,435
Mortgage loans sold—servicing retained		$34,775		102,828
Mortgage loans sold—servicing released		$68,009		21,405

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data

(Dollars in thousands)

September 30, 2005

(unaudited)

Balance Sheet: As of
For the period ended:	Sept 30, 2005	June 30, 2005	Mar 31, 2005	Dec 31, 2004	Sept 30, 2004
Assets
Interest bearing deposits with banks	$8,075	$314	$598	$15,293	$393
Fed funds sold	—	—	7,041	13,423	14,820
Investment securities	35,442	35,681	35,156	35,441	33,562
Loans:
Consumer	8,791	9,482	9,407	10,291	10,145
Commercial	172,115	193,402	183,862	186,923	185,200
Real estate	401,487	382,949	365,265	358,675	349,107
Loans held for sale, at fair market value	9,072	8,147	4,287	8,708	6,387

Total Loans	591,465	593,980	562,821	564,597	550,839

Earning assets	634,982	629,975	605,616	628,754	599,614
Cash and due from banks	30,976	33,979	31,536	26,526	38,400
Allowance for loan losses	(7,392)	(7,252)	(7,125)	(6,927)	(6,860)
Other assets	34,401	34,050	33,524	34,593	29,582

Total assets	$692,967	$690,752	$663,551	$682,946	$660,736

Interest-bearing checking	$148,042	$140,271	$145,680	$166,901	$146,577
Money market	118,548	125,972	118,915	126,058	131,589
Savings	47,721	51,141	50,878	50,300	50,023
Time deposits	137,262	126,538	131,435	110,470	109,137

Interest-bearing deposits	451,573	443,922	446,908	453,729	437,326
Non-interest bearing deposits	153,084	161,448	136,276	147,236	144,659

Total deposits	604,657	605,370	583,184	600,965	581,985
Borrowed funds	—	—	—	—	—
Other liabilities	12,491	11,617	8,457	10,743	8,679
Shareholders’ equity	75,819	73,765	71,910	71,238	70,072

Total liabilities and shareholders’ equity	$692,967	$690,752	$663,551	$682,946	$660,736

Balance Sheet (average)
	2005 3Q	2005 2Q	2005 1Q	2004 4Q	2004 3Q
Assets
Interest bearing deposits with banks	$4,729	$536	$3,147	$6,438	$2,328
Fed funds sold	7,420	5,119	4,415	17,214	20,689
Investment securities	35,955	36,303	35,291	34,934	32,412
Loans	588,726	578,173	567,842	549,220	549,120

Earning assets	636,830	620,131	610,695	607,806	604,549
Cash and due from banks	27,413	33,259	33,357	32,623	33,446
Allowance for loan losses	(7,359)	(7,251)	(7,058)	(6,981)	(7,076)
Other assets	33,559	33,500	32,697	29,508	29,000

Total assets	$690,443	$679,639	$669,691	$662,956	$659,919

Interest-bearing checking	$142,400	$148,943	$152,343	$153,362	$157,278
Money market	126,127	119,261	123,441	132,692	134,727
Savings	49,695	50,897	50,763	49,881	51,322
Time deposits	133,052	128,777	117,375	108,890	100,365

Interest-bearing deposits	451,274	447,878	443,922	444,825	443,692
Non-interest bearing deposits	152,048	146,140	143,434	138,367	138,609

Total deposits	603,322	594,018	587,356	583,192	582,301
Borrowed funds	516	3,540	1,250	—	—
Other liabilities	12,303	9,803	9,791	9,572	8,843
Shareholders’ equity	74,302	72,278	71,294	70,192	68,775

Total liabilities and shareholders’ equity	$690,443	$679,639	$669,691	$662,956	$659,919